Exhibit 99.1

For Immediate Release

MAGUIRE PROPERTIES REPORTS
THIRD QUARTER 2009 FINANCIAL RESULTS

LOS ANGELES, November 2, 2009 – Maguire Properties, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust reported results for the quarter ended September 30, 2009.

Significant Third Quarter Events

▪
As previously announced on August 10, 2009, six special purpose property-owning subsidiaries are or will be in default on their mortgage loans.  The defaults occurred as a result of the board of directors approving management’s plan to cease funding cash shortfalls at these properties.  The properties are Stadium Towers in Central Orange County, Park Place II in Irvine, 2600 Michelson in Irvine, Pacific Arts Plaza in Costa Mesa, 550 South Hope in Downtown Los Angeles, and 500 Orange Tower in Central Orange County.  During the third quarter, we accrued default interest totaling $4.6 million as well as regular scheduled interest totaling $7.3 million related to properties currently in default, both of which are unpaid as of September 30, 2009.

▪
On August 11, 2009, we completed a deed in lieu of foreclosure with the lender to dispose of Park Place I.  Additionally, we closed the sale of certain parking areas together with related development rights associated with the Park Place campus for $17.0 million.  We received net proceeds of $16.5 million, which we intend to use for general corporate purposes.  We recorded a $4.2 million impairment charge during the third quarter in connection with this disposition.

▪	In September 2009, we extended the maturity date of our Lantana Media Campus construction loan to June 13, 2010.

▪	During the quarter, we completed new leases and renewals for approximately 300,000 square feet (including our pro rata share of our joint venture properties).

Significant Subsequent Events

▪
On September 15, 2009, we entered into an agreement to sell 130 State College located in Orange County for $6.5 million.  This transaction closed on October 30, 2009.  We received net proceeds totaling approximately $6 million, which we intend to use for general corporate purposes.  During the third quarter, we recorded a $5.9 million impairment charge related to the disposition of this property.

Third Quarter 2009 Financial Results

▪
Net loss available to common stockholders for the quarter ended September 30, 2009 was $(46.8) million, or $(0.97) per share, compared to a net loss available to common stockholders of $(72.5) million, or $(1.52) per share, for the quarter ended September 30, 2008.  Our earnings in the third quarter of 2009 were negatively impacted by impairment charges totaling $10.1 million recorded in connection with the dispositions of Park Place I and 130 State College, $4.6 million of default interest accrued on properties currently in default and $1.5 million of severance-related charges.  Our earnings in the third quarter of 2008 were negatively impacted by impairment charges totaling $21.8 million recorded in connection with the dispositions of City Plaza and 1920 and 2010 Main Plaza.

▪
Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended September 30, 2009 was $(11.7) million, or $(0.24) per share, compared to $(20.2) million, or $(0.42) per share, for the quarter ended September 30, 2008.  Our share of FFO before specified items was $2.8 million, or $0.06 per diluted share, for the quarter ended September 30, 2009 as compared to $1.8 million, or $0.04 per diluted share, for the quarter ended September 30, 2008.

The weighted average number of common and common equivalent shares used to calculate basic and diluted earnings per share for the quarter ended September 30, 2009 was 48,285,111 due to our net loss position.  Our diluted number of common and common equivalent shares outstanding used to calculate FFO for the quarter ended September 30, 2009 was 48,592,128.

As of September 30, 2009, our portfolio was comprised of whole or partial interests in approximately 30 million square feet, consisting of 33 office and retail properties totaling approximately 18 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 12 million square feet, which accommodates approximately 38,000 vehicles.  We have one recently completed development project that totals approximately 188,000 square feet of office space.  We also own undeveloped land that we believe can support up to approximately 4 million square feet of office and mixed-use development and approximately 5 million square feet of structured parking, excluding development sites that will be disposed of along with our Stadium Towers Plaza, Pacific Arts Plaza and 2600 Michelson properties.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Tuesday, November 3, 2009, to discuss the financial results of the third quarter and provide a company update.  The conference call can be accessed by dialing (866) 394-8461 (Domestic) or (706) 758-3042 (International), ID number 37672624.  The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.maguireproperties.com, or through CCBN at www.fulldisclosure.com.

A replay of the conference call will be available approximately two hours following the call through November 6, 2009.  To access this replay, dial (800) 642-1687 (Domestic) or (706) 645-9291 (International).  The required passcode for the replay is ID number 37672624.  The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.maguireproperties.com, or through CCBN at www.fulldisclosure.com.

About Maguire Properties, Inc.
Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include: risks associated with management’s focus on asset dispositions, loan defaults, cash generation and general strategic matters; risks associated with the timing and consequences of loan defaults and related asset dispositions; risks associated with contingent guarantees by our Operating Partnership; risks associated with our liquidity situation; risks associated with the negative impact of the current credit crisis and economic slowdown; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks and uncertainties affecting property development and construction; risks associated with increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to extend or refinance existing loans as they come due; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed on April 30, 2009 and our Quarterly Report on
Form 10-Q filed on August 10, 2009 with the Securities and Exchange Commission.  The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties, Inc.
Peggy Moretti
Senior Vice President, Investor and Public Relations
(213) 613-4558

MAGUIRE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Investments in real estate	$4,337,009	$5,026,688
Less: accumulated depreciation	(647,581)	(604,302)
Net investments in real estate	3,689,428	4,422,386

Cash and cash equivalents	61,696	80,502
Restricted cash	160,413	199,664
Rents and other receivables, net	9,260	15,044
Deferred rents	72,203	62,229
Due from affiliates	2,130	1,665
Deferred leasing costs and value of in-place leases, net	129,974	153,660
Deferred loan costs, net	24,514	30,496
Acquired above-market leases, net	9,705	19,503
Other assets	12,582	19,663
Investment in unconsolidated joint ventures	—	11,606
Assets associated with real estate held for sale	—	182,597
Total assets	$4,171,905	$5,199,015

LIABILITIES AND DEFICIT
Liabilities:
Mortgage and other secured loans	$4,421,913	$4,714,090
Accounts payable and other liabilities	185,756	216,920
Capital leases payable	2,953	4,146
Acquired below-market leases, net	84,013	112,173
Obligations associated with real estate held for sale	—	171,348
Total liabilities	4,694,635	5,218,677

Deficit:
Stockholders’ Deficit:
Preferred stock, $0.01 par value, 50,000,000 shares authorized;
7.625% Series A Cumulative Redeemable Preferred Stock,
$25.00 liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common stock, $0.01 par value, 100,000,000 shares authorized;
47,945,363 and 47,974,955 shares issued and outstanding at
September 30, 2009 and December 31, 2008, respectively	480	480
Additional paid-in capital	700,530	696,260
Accumulated deficit and dividends	(1,125,223)	(656,606)
Accumulated other comprehensive loss, net	(36,659)	(59,896)
Total stockholders’ deficit	(460,772)	(19,662)
Noncontrolling Interests:
Common units of our Operating Partnership	(61,958)	—
Total deficit	(522,730)	(19,662)
Total liabilities and deficit	$4,171,905	$5,199,015

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	Sept. 30, 2009	Sept. 30, 2008	Sept. 30, 2009	Sept. 30, 2008
Revenue:
Rental	$78,528	$74,596	$234,802	$227,442
Tenant reimbursements	28,483	27,359	82,460	80,817
Hotel operations	4,916	6,301	15,058	20,168
Parking	12,422	12,354	37,203	37,781
Management, leasing and development services	1,550	1,518	5,327	5,332
Interest and other	430	1,740	3,214	7,707
Total revenue	126,329	123,868	378,064	379,247

Expenses:
Rental property operating and maintenance	29,509	28,166	85,325	83,322
Hotel operating and maintenance	3,371	4,102	10,301	13,084
Real estate taxes	10,908	10,912	34,241	34,243
Parking	3,529	4,002	11,118	11,195
General and administrative	8,603	9,052	24,781	52,797
Other expense	1,556	1,574	4,699	4,507
Depreciation and amortization	37,729	40,475	121,283	125,085
Impairment of long-lived assets	5,900	—	242,457	—
Interest	68,114	59,859	203,555	178,704
Loss from early extinguishment of debt	—	1,463	—	1,463
Total expenses	169,219	159,605	737,760	504,400

Loss from continuing operations before equity in net loss of unconsolidated joint venture and gain on sale of real estate	(42,890)	(35,737)	(359,696)	(125,153)
Equity in net loss of unconsolidated joint venture	229	(98)	(10,630)	(762)
Gain on sale of real estate	—	—	20,350	—
Loss from continuing operations	(42,661)	(35,835)	(349,976)	(125,915)

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate	(5,919)	(31,923)	(186,002)	(105,884)
Gain on sale of real estate	—	—	2,170	—
Loss from discontinued operations	(5,919)	(31,923)	(183,832)	(105,884)

Net loss	(48,580)	(67,758)	(533,808)	(231,799)
Net loss attributable to common units of our Operating Partnership	6,517	—	66,937	14,354

Net loss attributable to Maguire Properties, Inc.	(42,063)	(67,758)	(466,871)	(217,445)
Preferred stock dividends	(4,766)	(4,766)	(14,298)	(14,298)

Net loss available to common stockholders	$(46,829)	$(72,524)	$(481,169)	$(231,743)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.86)	$(0.85)	$(6.66)	$(2.76)
Loss from discontinued operations	(0.11)	(0.67)	(3.36)	(2.12)
Net loss available to common stockholders per share	$(0.97)	$(1.52)	$(10.02)	$(4.88)
Weighted average number of common shares outstanding	48,285,111	47,773,575	48,021,209	47,458,332

Amounts attributable to Maguire Properties, Inc.:
Loss from continuing operations	$(36,867)	$(35,835)	$(305,489)	$(116,711)
Loss from discontinued operations	(5,196)	(31,923)	(161,382)	(100,734)
	$(42,063)	$(67,758)	$(466,871)	$(217,445)

MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	Sept. 30, 2009	Sept. 30, 2008	Sept. 30, 2009	Sept. 30, 2008

Reconciliation of net loss available to common stockholders to funds from operations:

Net loss available to common stockholders	$(46,829)	$(72,524)	$(481,169)	$(231,743)

Add: Depreciation and amortization of real estate assets	39,038	46,881	130,747	150,764
Depreciation and amortization of real estate assets -
unconsolidated joint venture (a)	2,141	2,675	7,461	7,355
Net loss attributable to common units of our Operating Partnership	(6,517)	—	(66,937)	(14,354)
Unallocated losses - unconsolidated joint venture (a)	(1,160)	—	(2,945)	—
Deduct: Gains on sale of real estate	—	—	22,520	—

Funds from operations available to common stockholders
and unit holders (FFO) (b)	$(13,327)	$(22,968)	$(435,363)	$(87,978)

Company share of FFO (c) (d)	$(11,699)	$(20,158)	$(382,197)	$(77,219)

FFO per share - basic	$(0.24)	$(0.42)	$(7.96)	$(1.63)
FFO per share - diluted	$(0.24)	$(0.42)	$(7.96)	$(1.63)

Weighted average number of common shares outstanding - basic	48,285,111	47,773,575	48,021,209	47,458,332
Weighted average number of common and common
equivalent shares outstanding - diluted	48,592,128	47,778,955	48,149,165	47,671,355

Reconciliation of FFO to FFO before specified items: (e)

FFO available to common stockholders and unit holders (FFO)	$(13,327)	$(22,968)	$(435,363)	$(87,978)

Add: Loss from early extinguishment of debt included in continuing operations	—	1,463	—	1,463
Loss from early extinguishment of debt included in discontinued operations	263	1,801	851	1,801
Realized loss on forward-starting interest rate swap	—	—	11,340	—
Default interest accrued on Properties in Default	4,561	—	4,561	—
Severance-related charges	1,526	—	1,526	—
Impairment of long-lived assets included in continuing operations	5,900	—	242,457	—
Impairment of long-lived assets included in discontinued operations	4,231	21,796	175,847	73,694
Impairment of long-lived assets included in unconsolidated joint venture (a)	—	—	10,050	—
Costs associated with strategic alternatives and management changes (f)	—	—	—	23,892

FFO before specified items	$3,154	$2,092	$11,269	$12,872

Company share of FFO before specified items (c) (d)	$2,769	$1,836	$9,893	$11,236

FFO per share before specified items - basic	$0.06	$0.04	$0.21	$0.24
FFO per share before specified items - diluted	$0.06	$0.04	$0.21	$0.24
__________
(a)	Amount represents our 20% ownership interest in our joint venture with Macquarie Office Trust.

(b)
Funds from Operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our Operating Partnership of approximately 87.8% for both the three months ended September 30, 2009 and 2008, respectively.

(d)	Based on a weighted average interest in our Operating Partnership of approximately 87.8% and 87.4% for the nine months ended September 30, 2009 and 2008, respectively.

(e)
Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt, default interest and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

During the third quarter of 2009, we announced a plan to cease funding cash shortfalls at certain properties.  As a result, six special purpose property-owning subsidiaries are or will be in default on their mortgage loans: Stadium Towers in Central Orange County, Park Place II in Irvine, 2600 Michelson in Irvine, Pacific Arts Plaza in Costa Mesa, 550 South Hope in Downtown Los Angeles, and 500 Orange Tower in Central Orange County.  We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements.  We have excluded default interest accrued on Properties in Default from the calculation of FFO before specified items since this charge is a direct result of management’s decision to dispose of property other than by sale.  Management views default interest as a cost to complete the disposition of the related properties.

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes both gains on disposal and impairment losses from the calculation of FFO before specified items because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

(f)
Additionally, during the nine months ended September 30, 2008, we excluded from the calculation of FFO costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee’s review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  The Special Committee was dissolved in May 2008.  Management views these costs as non-recurring and believes that including these costs in the calculation of FFO would make it difficult for investors to determine funds generated by our ongoing business operations.